Exhibit 99.1

Mesa-Offshore-Trust

Mesa Offshore Trust Announces No Trust Income for February 2010

MESA OFFSHORE TRUST

JPMorgan Chase Bank, N.A., Trustee

NEWS
RELEASE

For Immediate Release

Austin, Texas February 25, 2010 - Mesa Offshore Trust (OTC symbol-MOSH) announced that there will be no Trust income distribution for the month of February 2010 for Unitholders of record on February 28, 2010.  As previously announced, the Trust is in the process of liquidation and February 22, 2010 has been set as the record date for holders entitled to final distributions.

The Trust will receive $35,028 in Royalty income from the Working Interest Owner for the month of February 2010.

Pioneer is also moving forward with the final accounting relating to the termination, liquidation and wind-up of the Mesa Offshore Royalty Partnership (the “Partnership”) in accordance with the settlement agreement and the Partnership’s First Amended and Restated Articles of General Partnership.  Pioneer expects to complete that process by the end of the first quarter 2010.

Contact:	Mesa Offshore Trust
JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mosh.htm

919 Congress Avenue, Austin, TX 78701